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                                  EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WAVO Corporation for the registration of 12,271,425 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1999, with respect to the 1998 and 1997 consolidated financial statements of WAVO Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

Phoenix, Arizona
May 30, 2000